2007 Second Quarter Conference Call (Tuesday, July 24, 2007) 1

Bob James President & CEO First Charter Corporation 2 2 3

Forward-Looking Statements This presentation contains forward-looking statements with respect to the financial condition and results of operations of First Charter Corporation. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, and which may be beyond the Corporation's control, include, among others, the following possibilities: (1) projected results in connection with management's implementation of, or changes in, the Corporation's business plan and strategic initiatives, including the recent balance sheet initiatives, are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions, including deposit attrition, customer retention and revenue loss, or expenses in general are greater than expected; (4) general economic conditions, in the markets in which the Corporation does business, are less favorable than expected; (5) risks inherent in making loans, including repayment risks and risks associated with collateral values, are greater than expected, including risks related to the Penland loans ; (6) changes in the interest rate environment, or interest rate policies of the Board of Governors of the Federal Reserve System, may reduce interest margins and affect funding sources; (7) changes in market rates and prices may adversely affect the value of financial products; (8) legislation or regulatory requirements or changes thereto, including changes in accounting standards, may adversely affect the businesses in which the Corporation is engaged; (9) regulatory compliance cost increases are greater than expected; (10) the passage of future tax legislation, or any negative regulatory, administrative or judicial position, may adversely impact the Corporation; (11) the Corporation's competitors may have greater financial resources and may develop products that enable them to compete more successfully in the markets in which it operates; (12) changes in the securities markets, including changes in interest rates, may adversely affect the Corporation's ability to raise capital from time to time; (13) the material weaknesses in the Corporation's internal control over financial reporting result in subsequent adjustments to management's projected results; and (14) implementation of management's plans to remediate the material weaknesses takes longer than expected and causes the Corporation to incur costs that are greater than expected. For further information and other factors which could affect the accuracy of forward-looking statements, please see First Charter's reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC's website (www.sec.gov) or at First Charter's website (www.FirstCharter.com). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgments only as of the date hereof. The Corporation undertakes no obligation to publicly revise those forward-looking statements to reflect events and circumstances that arise after the date hereof. 5

Conference Call Outline 4 Highlights of 2007 Second Quarter Performance Second Quarter 2007 Financial Summary Second Quarter Asset Quality Update 2007 Focus and Growth Initiatives Questions 5 7

Total revenue growth of 17.8% on record Net Interest and Noninterest Income Commercial loan average balances grew 36.5% over 2006 second quarter, or $598 million, or 16.9% excluding effects of GBC acquisition Core deposit average balances grew $117 million, or 8.0%, over 2006 second quarter Net Interest Margin expands to 3.42%, up 4 basis points from 2007 first quarter, and 6 basis points from 2006 second quarter 10 10 9 2007 Second Quarter Highlights

Provided additional $7.8 million reserve against $14.1 million Penland lot loan portfolio Net charge-offs only 2 basis points as a percentage of average loans Repurchased 500,000 common shares Strong customer satisfaction scores continue: 87% of customers "Very Satisfied" with First Charter 10 10 11 2007 Second Quarter Highlights

EPS $0.26 vs. $0.37: Excluding effects of the Penland provision, EPS would have been $0.39 ROAA 0.74% vs. 1.07% ROAE 7.86% vs. 13.80% ROATE 9.97% vs. 14.97% Efficiency 60.4% vs. 62.0% 16 13 13 2007 Second Quarter Results 2Q07 compared to 2Q06

Net Interest Income FTE of $38.2 million compared to $33.2 million, or a 14.9% increase Net Interest Margin was 3.42% compared to 3.36% Balance Sheet continues to become more core customer focused: Securities/ Earning Assets fell from 22.6% to 20.5% Other Borrowings/ Interest Bearing Liabilities fell from 31.9% to 29.0% 17 14 2Q07 compared to 2Q06 15 2007 Second Quarter Results

Record Noninterest Income of $20.1 million, a $3.8 million increase over 2Q06: 17 14 2Q07 compared to 2Q06 17 2007 Second Quarter Results

Noninterest Expense of $35.2 million, a $0.7 million decrease compared to 1Q07: Salaries and employee benefits were flat quarter over quarter Professional Services saw a $0.4 million drop; expect continued decline to more historically normal levels over time Processing expense fell $0.3 million primarily due to the renegotiation of a processing contract 17 14 19 2007 Second Quarter Results 2Q07 compared to 1Q07

17 14 21 2007 Second Quarter Results Additional Expense Detail: Despite drop in NIE linked quarter, we continued to see elevated expenses in 2Q07:

Loans 2Q06 3Q06 4Q06 1Q07 2Q07 Commercial 1.638 1.7 1.981 2.175 2.236 Mortgage 0.643 0.631 0.623 0.611 0.59816 Consumer 0.74 0.739 0.733 0.724 0.69855 Loan Growth Total loan average balances up $512 million, or 17%. Commercial loans up 37%. Mortgage loan cash flow helped fund commercial loan growth. 19 ($s in billions) 17% 21% 17% 23 23

Low-Cost Transaction Deposit Growth Checking account average balances up 10%, Money Market & Savings balances up 6%, inclusive of 3Q06 Branch Sale and 4Q06 GBC acquisition. Deposits 2Q06 3Q06 4Q06 1Q07 2Q07 Money Market & Svgs 0.6821 0.7166 0.7358 0.755371 0.723145 Total Checking 0.7951 0.814 0.8327 0.846358 0.871547 20 8% 19 25 ($s in billions)

Scott Ensor Chief Risk Officer 2 2 27

Asset Quality Remains Sound 22 29

Bob James 2007 Focus & Growth Initiatives 2 2 31

2007 Focus & Initiatives Atlanta Market Assimilation: Market leadership in place Realization of cost savings SBA lending on track Loan balances up $16MM to $353MM, or 7.1% ann. Continue Raleigh Success: Continuing to gain momentum Strong loan growth, $153MM in balances, good prospects Deposit growth has gained traction Market achieved profitability ahead of Plan 39 34 33

33 Core Checking Account Growth 2007 Focus & Initiatives Note: Excludes impact of branch sale in Sept '06 and GBC acquisition (000s) Account growth: Added 155 net new checking accounts per branch since 2Q06 35

2007 Focus & Initiatives Business and Commercial Lending Growth: New Lenders - Atlanta, Raleigh, and Charlotte Builder Group expands to South Carolina Expand SBA Capabilities in Charlotte and Raleigh Net Interest Margin Improvement: Higher Proportion of Loans to Earning Assets Higher Proportion of Commercial Loans to Total Loans Focus / Incentives to drive Low-Cost Deposits Disciplined approach to loan pricing 39 35 37

2007 Focus & Initiatives Focus on Improving Internal Controls: Qualified internal and external resources have been sourced to improve key areas Implement new accounting technology CFO Search Progresses: Search firm has been retained Committed to filling this key vacancy soon Capital Management: Repurchased 500,000 Common Shares 39 36 39

Questions 2 2 41

Check our Web site at www.FirstCharter.com Questions and additional inquiries: Bob James (704) 688-4520 Matt Carson (704) 688-1824 For Information About First Charter 30 44 43

45 NASDAQ: FCTR